AGREEMENT OF SETTLEMENT AND MUTUAL GENERAL RELEASE
                  --------------------------------------------------


            THIS AGREEMENT OF SETTLEMENT AND MUTUAL GENERAL RELEASE (the "Agreement") is made and entered into as of April 23, 1996, by and among COMPUMED, INC., a Delaware corporation (the "Company"), ROBERT STUCKELMAN, an individual ("Stuckelman") and WILLIAM B. BARNETT, an individual ("Barnett") (the Company, Stuckelman and Barnett are hereinafter the "CompuMed Parties"), on the one hand, and ALLEN GELBARD, an individual ("Gelbard"), and BARRY SILVERTON, an individual ("Silverton"), on the other hand (all of the foregoing are referred to herein individually as a "Party" and collectively as the "Parties"), with respect to the following facts:


                                       RECITALS

       A. WHEREAS, Gelbard was the plaintiff in an action filed in the Superior Court of the State of California, County of Los Angeles, Case No. BC 108036, against numerous defendants including, among others, the CompuMed Parties (the "Lawsuit");

       B. WHEREAS, the Lawsuit concerned, in part, a drug in development known as Rapid Ethanol Lowering drug ("Detoxahol");

       C. WHEREAS, the Company and the University of Georgia Research Foundation, Inc. are parties to a Research Agreement and an Exclusive License Agreement, both dated January 3, 1994 (the "GRFI Agreements"), with respect to Detoxahol;

       D. WHEREAS, the Parties desire to compromise and settle all claims asserted in the complaint filed in the Lawsuit and, in connection therewith, to provide mutual general releases among the Parties to this Agreement and to enter into other covenants and agreements, all as set forth specifically herein; and

       E. WHEREAS, the Parties deny each and every cause of action, claim, allegation of fact, and assertion of wrongdoing or liability asserted charged against them, and neither this Agreement nor any action taken pursuant hereto nor the consideration provided for herein is or may be construed as an admission by the Parties in any respect whatsoever.

       NOW, THEREFORE, in consideration of the foregoing facts and mutual covenants and agreements contained in this Agreement, the Parties agree as follows:

            1.   Incorporation of Recitals.  The recitals contained in
                 -------------------------
     Paragraphs A, B, C, D and E above are incorporated by reference as though fully set forth herein.

            2.   Covenants and agreements between Silverton and the Company.
                 ----------------------------------------------------------

                 (a)  Transfer of Rights to Detoxahol.
                      -------------------------------

                      (1) No later than June 25, 1996 (the "Option Termination Date"), Silverton, at his option, but subject to compliance by Silverton with all the provisions of this Agreement (including without limitation this Section 2) and satisfaction of the conditions set forth below, may require the Company to assign and convey all rights of the Company under the GRFI Agreements (the "Detoxahol Transfer") to the company to be formed as a California limited liability company, to be named, if possible, CompuMed, LLC ("LLC"). The form of the Operating Agreement used for purposes of forming the LLC is attached hereto as Exhibit A (the "Operating Agreement"). Silverton shall exercise such option (the "Detoxahol Option") by providing written notice of exercise thereof to the Company (the "Detoxahol Transfer Notice"). Silverton's failure to timely provide the Detoxahol Transfer Notice shall relieve the Company of its obligations to consummate the Detoxahol Transfer.

                      (2) The Detoxahol Transfer shall occur as soon as reasonably possible after receipt of the Detoxahol Transfer Notice, but subject to the receipt of all consents from any necessary party. Simultaneously with the exercise of the Detoxahol Option, Silverton shall pay to LLC, or to the Company to be held in escrow, in immediately available funds by certified check or wire transfer, the sum of Six Hundred Fifty Thousand Dollars ($650,000.00). In the event Silverton fails to make such payment, the exercise of the Detoxahol Option shall be deemed to have immediately expired without any further obligation on the part of the Company whatsoever (including without limitation any obligation to consummate the Detoxahol Transfer), and Silverton shall reimburse the Company and LLC for all costs and expenses incurred by them in connection with the exercise of the Detoxahol Option.

                      (3) Beginning February 26, 1996, Silverton became entitled to commence a 120 day due diligence period (the "Due Diligence Period") with respect to Detoxahol. During the Due Diligence Period, the Company has and shall make available to Silverton, upon written request, all information in its possession and/or control regarding Detoxahol including, without limitation, research reports, patent application, licenses, option agreements, invention statements, employment contracts, internal reports and opinions relating to Detoxahol. Further, the Company shall authorize University of Georgia researchers and personnel, outside consultants and others involved in the development, research and/or evaluation of Detoxahol to disclose any and all information in their possession and control relating to Detoxahol to Silverton and/or his representatives. For purposes of this Agreement, any written or oral information provided to Silverton by CompuMed, its representatives and agents and the University of Georgia researchers and personnel, outside consultants and others involved in Detoxahol shall be considered "Confidential Information" unless it became available to Silverton on a non-confidential basis from someone who, to Silverton's knowledge, had lawful access to such information. Silverton hereby agrees for himself and shall cause his affiliates, employees, agents, attorneys and representatives to hold the Confidential Information in strictest confidence and shall only use it solely for the purposes of evaluating Detoxahol for purposes of exercising the option hereunder. In the event that Silverton does not exercise the option, Silverton shall within ten (10) days after the Transfer Termination Date return to CompuMed all copies of all Confidential Information received pursuant to this Agreement, maintain as Confidential Information any notes Silverton may have created, not make any other use of such Confidential Information, and not provide such Confidential Information to any other person or entity for any purpose. This obligation shall survive in perpetuity.

                 (b)  The Operating Agreement.  The LLC, and the Parties
                      -----------------------
     obligations and duties in connection therewith, shall be governed by the Operating Agreement which will be executed immediately prior to or concurrently with the Detoxahol Transfer, and is incorporated as though fully set forth herein.

                 (c)  Silverton's Right of First Refusal.  During the first
                      ----------------------------------
     sixty (60) days of the Due Diligence Period, the Company is prohibited from licensing, optioning, assigning or otherwise alienating any right to Detoxahol or derivative products without written consent from Silverton. During the second sixty (60) days of the Due Diligence Period, in the event any third party offers to license, option or otherwise obtain any right in Detoxahol or derivative products, Silverton may, at his discretion, accelerate and exercise the Detoxahol Option as described in Paragraph 2(a)(1), above, within five (5) business days of written notice of the offer. In the event Silverton elects not to so exercise the Detoxahol Option, CompuMed may accept the third party offer to license, option or otherwise obtain rights in Detoxahol. Any such agreement, and any benefit or rights ensuing therefrom, will be assigned and conveyed to the LLC to be formed by the Company and Silverton in the event the Detoxahol Option is exercised.

            3.   Mutual General Releases:  For good and valuable consideration
                 -----------------------
     as set forth herein, and except with respect to the obligations of the Parties hereto as set forth herein and in the Operating Agreement, which is incorporated as though fully set forth herein:

                 (a)  Dismissal of Lawsuit.  Gelbard represents and warrants
                      --------------------
       that the Lawsuit has been dismissed without prejudice as to the CompuMed Parties. Gelbard hereby agrees that pursuant to this Agreement neither he nor any of his affiliates, successors, assigns, employees, agents, attorneys or representatives will reinstitute the case.

                 (b)  Release of CompuMed Parties.  Gelbard and Silverton, on
                      ---------------------------
       their own behalf and on behalf of their respective directors, officers, shareholders, affiliates, subsidiaries, divisions, assigns, transferees, employees, servants, successors, agents, attorneys and representatives, hereby release, remise and forever discharge CompuMed, Stuckelman and Barnett and their respective officers, directors, shareholders, affiliates, subsidiaries, divisions, assignees, transferees, employees, servants, successors, agents, attorneys and representatives, except
                                                                    ------
       Howard Mark, of and from any and all claims, demands, damages, debts,
       -----------
       liabilities, actions, causes of action, suits, contracts, controversies, agreements, accounts, reckonings, obligations and judgments, whether in law or equity ("Claims"), which Gelbard and/or Silverton now have, own or hold, or at any time previously ever have, owned or held, or could, shall, or may later have, own or hold, directly or indirectly, individually, through others or other entities, derivatively or in any other manner, based upon, related to or by reason of any action, contract (express, implied in fact, implied in statute, law or otherwise), lien, liability, law, matter, cause, action, lawsuit, fact, act or omission of any kind whatsoever occurring or existing at any time prior to the execution of this Agreement, including, without limitation, those set forth in the Lawsuit. Specifically excluded from this Release are the obligations of the Parties under this Agreement and the Operating Agreement.

                 (c)  Release of Gelbard and Silverton.  CompuMed, Stuckelman
                      --------------------------------
       and Barnett, on their own behalf and on behalf of their respective officers, directors, shareholders, affiliates, subsidiaries, divisions, assigns, transferees, employees, servants, successors, agents, attorneys and representatives, hereby release, remise and forever discharge Gelbard and Silverton and their respective officers, directors, shareholders, affiliates, subsidiaries, divisions, assigns, transferees, employees, servants, successors, agents, attorneys and representatives (except Howard Mark or Mark Branigan, if applicable), of and from any and all Claims, which CompuMed, Stuckelman and Barnett now have, own or hold, or at any time previously ever have, owned or held, or could, shall, or may later have, own or hold, directly or indirectly, individually, through others or other entities, derivatively or in any other manner, based upon, related to or by reason of any action, contract (express, implied in fact, implied in statute, law or otherwise), lien, liability, law, matter, cause, action, lawsuit, fact, act or omission of any kind whatsoever occurring or existing at any time prior to the execution of this Agreement, including, without limitation, those set forth in the Lawsuit. Specifically excluded from this Release are the obligations of the Parties under this Agreement and the Operating Agreement.

                 (d) It is the intention of the Parties in executing this Agreement that it shall be effective as a full and final accord and satisfactory release of each and every matter herein specifically or generally referred to. In furtherance of this intention, each Party acknowledges that he or it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

       The Parties waive and relinquish any rights and benefits which they have or may have under Section 1542 of the Civil Code of the State of California to the full extent that they may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. The Parties, and each of them, acknowledge that they are aware that they may later discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Agreement, but it is their intention (except with respect to the obligations set forth herein) to fully and finally forever settle and release any and all matters, disputes and differences, known and unknown, suspected and unsuspected, which now exist, may later exist or may previously have existed between them, in any manner or any capacity, and that in furtherance of this intention, the release given in this Agreement shall be and remain in effect as a full and complete general release notwithstanding discovery or existence of any such additional or different facts.

            4.   Confidentiality.
                 ---------------

                 (a) The Parties and any person acting by, through, under or in concert with any of them, agree not to disclose this Agreement or its terms to any person except (a) immediate family members of the respective Parties, or (b) the Parties' respective financial, business or legal advisors; except as may be required by law or regulation, or by the rules of the National Association of Securities Dealers, Inc., or for tax reporting or tax dispute resolution purposes. In the event that any judicial process, whether by subpoena or discovery demand, shall be asserted against any party hereto seeking disclosure of this Agreement or its terms, then the party so subpoenaed or against whom the discovery demand is made shall give the other parties hereto prompt notice of such subpoena or discovery demand, and shall reasonably cooperate with any effort by the other parties to quash such subpoena or discovery demand or to obtain a confidentiality agreement or order.

                 (b) [All documents or interrogatory responses produced pursuant to discovery demands in the Lawsuit, and deposition transcripts in the Lawsuit, shall be treated as confidential. Each Party hereto represents and covenants that it will use its best efforts not to disclose any documents or information obtained by it from any other Party through discovery in the Lawsuit except to the extent permitted in Paragraph 4(a) with regard to this Agreement or its terms. No party hereto shall object to the sealing of the record of the Lawsuit, or any portion thereof.]

            5.   Nonsolicitation.  None of the Parties will either directly or
                 ---------------
     indirectly, on their own behalf or in the service of others, disrupt, damage, impair or interfere with the business of the other Parties and/or their respective affiliates, whether by way of interfering with or raiding their respective officers, employees, agents and/or independent contractors or in any manner attempting to persuade any such person to discontinue any relationship with the relevant Party and/or their respective affiliates, or otherwise.

            6.   Notice.  All notices given hereunder shall be in writing and
                 ------
     shall be deemed to be properly given only when personally delivered or when deposited in the United States mail, postage prepaid, using only certified or registered mail, and addressed to:

                                If to the Company:

                                COMPUMED, INC.
                                1230 Rosecrans Avenue, Suite 1000
                                Post Office Box 10037
                                Manhattan Beach, CA  90266
                                Attention:  President

                                If to Stuckelman:

                                Mr. Robert Stuckelman
                                3624 Westfall Drive
                                Encino, CA  91436

                                If to Barnett:

                                William B. Barnett, Esquire
                                Transworld Bank Plaza
                                15233 Ventura Boulevard, Suite 1110
                                Sherman Oaks, CA  91403

                                As to CompuMed, Stuckelman and Barnett,
                                  with a copy to:

                                Sheppard, Mullin, Richter & Hampton
                                333 South Hope Street, 48th Floor
                                Los Angeles, CA  90071
                                Attention:  Joseph F. Coyne, Jr., Esquire

                                If to Gelbard:

                                Mr. Allen Gelbard
                                c/o Ellyn S. Garofalo, Esquire
                                O'Neill, Lysaght & Sun
                                100 Wilshire Boulevard, Suite 700
                                Santa Monica, CA  90401-1142

                                If to Silverton:

                                Mr. Barry Silverton
                                116 Tigertail
                                Brentwood, CA  94513

                                As to Silverton and Gelbard,
                                 with a copy to:

                                O'Neill, Lysaght & Sun
                                100 Wilshire Boulevard, Suite 700
                                Santa Monica, CA  90401-1142
                                Attention:  Ellyn S. Garofalo, Esquire

                      The above addresses may be changed only by proper
            notice given hereunder. Notice given as herein provided shall be deemed to be given, received and effective either upon personal delivery thereof or upon three (3) days after the proper mailing thereof.

                      7.   Entire Agreement.  This Agreement, and the
                           ----------------
            Operating Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. There are no representations, covenants, or undertakings other than those expressly set forth in this Agreement and the Operating Agreement. Each Party acknowledges that no other Party or any agent or attorney of any other Party has made any promise, representation or warranty whatsoever, express, implied or statutory, not contained in this Agreement, concerning its subject matter to induce them to execute this Agreement. The Parties acknowledge that they have not executed this Agreement in reliance upon any such promise, representation or warranty not specifically contained in this Agreement. Gelbard and Silverton acknowledge that the CompuMed Parties have made no representation or warranty upon which Gelbard or Silverton are relying with respect to Detoxahol or the GRFI Agreements and any projections or statements with respect thereto. The CompuMed Parties specifically disclaim any warranty as to the accuracy of any such projections or statements, if any.

                      8.   Binding on Successors; No Prior Assignment.
                           ------------------------------------------

                           (a)  This Agreement and the covenants and
                 conditions contained in it shall apply to, be binding upon and inure to the benefit of the Parties hereto and their respective agents, employees, attorneys, representatives, officers, partners, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors and predecessors in interest and shareholders. Each Party represents and warrants that it has not assigned or in any way conveyed, transferred or encumbered all or any portion of the claims or rights covered by this Agreement. Each Party does hereby represent and warrant to each and every other Party hereto that it has the full and complete right and authority to enter into this Agreement and perform the terms and conditions hereof, all necessary action has been undertaken to make this Agreement legal, binding and enforceable against them and each Party signing below is fully authorized to execute this Agreement.

                           (b) Silverton hereby recognizes and agrees that he shall not be entitled to transfer any of his rights with respect to the Detoxahol Option under any circumstances to Allen Gelbard or any of Allen Gelbard's affiliates or relatives. As to any other person or entity in which Allen Gelbard does not have an interest, Silverton may transfer such rights subject to the Company's prior written reasonable approval. Subject to the foregoing, should Silverton desire to transfer the Detoxahol Option to any person or entity, prior to doing so, in a notice delivered to the Company, Silverton shall in writing offer to the Company the right to purchase the Detoxahol Option on the price and terms specified in the notice. The notice shall specify the price, terms and identity of the proposed bona fide transferee. Within thirty (30) days after the Company receives the written notice upon which a right to purchase arises, the Company shall give written notice to Silverton of its decision.
                 If the Company exercises its right, the purchase price shall be paid by the Company to Silverton in the same manner as in the notice provided by Silverton within sixty (60) days of the Company giving its notice of exercise. If the Company fails to exercise its right pursuant to these provisions, Silverton may sell the Detoxahol Option to the named transferee, if reasonably approved by the Company, on the price and terms set forth in the notice within sixty (60) days after expiration of the period within which the Company must give a notice of the exercise of its right. If the price or terms then are changed or Silverton fails to complete his transaction within the applicable period, the foregoing provision shall continue to govern any proposed transfer.

                      9.   Governing Law.  This Agreement shall be deemed
                           -------------
            to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the substantive and procedural laws of the State of California. The Parties agree that any dispute relating to this Agreement, or to its negotiation and execution, shall be adjudicated in the State of California.

                      10.  Representation and Joint Preparation.  Each
                           ------------------------------------
            Party acknowledges and agrees that it has been represented throughout all of the negotiations which preceded the execution of this Agreement by counsel of its own free choice. Each Party further acknowledges and agrees that it has made such investigation of the facts pertaining to this Agreement and all the matters pertaining to this Agreement and all the matters pertaining thereto as it deems appropriate. Each Party has cooperated in the drafting of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any Party by reason of its having drafted the same.

                      11.  Attorneys' Fees and Costs.  In the event that
                           -------------------------
            any Party hereto shall institute any action, proceeding or arbitration to enforce any rights granted hereunder, the prevailing party in such action or proceeding shall be entitled, in addition to any other relief granted by the court or other applicable judicial or arbitration body, to reasonable attorneys' fees and costs.

                      12.  No Waiver.  Failure to insist on compliance with
                           ---------
            any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

                      13.  Counterparts.  This Agreement may be executed in
                           ------------
            one or more counterparts, including by telecopy, each of which shall be deemed an original, but all of which together shall constitute one of the same Agreement.

                      14.  Further Assurances.  Each Party agrees to
                           ------------------
            execute such additional documentation and to take such further action as reasonably necessary to effectuate the purpose of this Agreement.

                      15.  Binding Agreement.  In entering into this
                           -----------------
            Agreement each Party assumes the risk of any misrepresentation, concealment or mistake. If any Party should subsequently discover that any fact relied upon by it in entering into this Agreement was untrue or that any fact was concealed from it, or that its understanding of the facts or of the law was incorrect, such Party shall not be entitled to any relief in connection therewith, including without limitation on the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is binding between the Parties, regardless of any claims of misrepresentation, promises made without the intention to perform, concealment of fact, non-performance of this Agreement, mistake of fact or law, or of any other circumstances whatsoever.

                      16.  No Admissions.  This Agreement effects the
                           -------------
            settlement of disputes which are denied and contested and nothing contained herein should be construed as an admission by any Party of any liability of any kind with respect thereto. All such liability is expressly denied.

                      17.  Amendment.  This Agreement may be amended or
                           ---------
            modified only by a writing signed by all of the Parties.

                      18.  Fees and Expenses.  Except as specifically
                           -----------------
            otherwise provided in this Agreement, each Party agrees to be responsible for the expenses incurred by it during the course of the Lawsuit and its settlement, including, without limitation, attorneys' fees and court costs.

                      19.  Headings.  The headings contained in this
                           --------
            Agreement are set forth herein for convenience only and shall not have any effect on the meaning or interpretation hereof.

                      IN WITNESS WHEREOF, the parties have executed this
            Agreement on the date first above written.

                                     "COMPUMED"

                                     COMPUMED, INC.
                                     a Delaware corporation


                                     By: /s/ Rod N. Raynovich
					-----------------------------------
                                     Name: Rod N. Raynovich
                                     Title: Pres. & CEO


                                     "STUCKELMAN"

			         	/s/ Robert Stuckelman
                                     -------------------------------------
                                               ROBERT STUCKELMAN


                                     "BARNETT

 					 /s/ William B. Barnett
 					 ----------------------------
                                               WILLIAM B. BARNETT


                                     APPROVED AS TO FORM:

                                     SHEPPARD, MULLIN, RICHTER & HAMPTON
                                     counsel to CompuMed, Stuckelman and
                                     Barnett


                                     By:/s/ Joseph F. Coyne
 					-----------------------------------
                                          JOSEPH F. COYNE, JR., ESQ.


                                     "SILVERTON"

						/s/ Barry Silverton
					 -------------------------------
					   BARRY SILVERTON


                                     "GELBARD"

						/s/ Allen Gelbard
					--------------------------------
                                               ALLEN GELBARD


                                     APPROVED AS TO FORM:

                                     O'NEILL, LYSAGHT & SUN
                                     Counsel for Silverton and Gelbard

						/s/ Ellyn S. Garofalo
					-----------------------------------
                                               ELLYN S. GAROFALO